LNR Partners, LLC
ANNUAL STATEMENT OF COMPLIANCE
OF
LNR PARTNERS, LLC
The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special
Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on
Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:
1.
A review of the activities performed by the Special Servicer during the period commencing on January 1, 2014 and ending on December 31, 2014 (or any other shorter period set forth on Schedule I hereto) (the "Reporting Period"), and of the
Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and
2.
To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing
Agreement in all material respects throughout the Reporting Period.
LNR PARTNERS, LLC,
a Florida limited liability company
By: /s/ Job Warshaw
Job Warshaw
President
Dated: February 23, 2015

Schedule I
MSBAM 2014-C16
Morgan Stanley Bank of America Merrill Lynch Trust 2014-C16, Commercial Mortgage Pass-
Through
Certificates, Series 2014-C16
Morgan Stanley Capital I Inc.
1221 Avenue of the Americas
New York NY 10020
James Y. Lee
Morgan Stanley Capital I Inc.
1585 Broadway
New York NY 10036
Stephen Holmes
Situs Holdings, LLC
5065 Westheimer, Suite 700E
Houston TX 77056
Pete Larsen
Situs Holdings, LLC
2 Embarcadero, Suite 1300
San Francisco CA 94111
Stacey Ciarlanti
U.S. Bank National Association
US Bank Corporate Trust Services
190 S, LaSalle St.
MK IL SL7
Chicago IL 60603
Deanna Degnan
U.S. Bank National Association
60 Livingston Avenue
AnN: Bondholder Servcies GSMS 2012_GC13
St Paul MN 55107
Group
U.S. Bank, National Association
190 S. LaSalle Street, 7th Floor
Mail Station: MK-IL-SL7C
Chicago IL 60603
Deanna Degnan